                                                                  CONFORMED COPY

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               COMPETITIVE ADVANCE AND REVOLVING CREDIT AGREEMENT

                                      among

                               GANNETT CO., INC.,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                               JPMORGAN CHASE BANK
                                       and
                                  BANK ONE, NA,
                            as Co-Syndication Agents,

                                       and

                               BARCLAYS BANK PLC,
                             as Documentation Agent

                           Dated as of March 11, 2002

                      Effective Date as of _________, 2002

================================================================================

                         BANC OF AMERICA SECURITIES LLC
                                       and
                          J.P. MORGAN SECURITIES INC.,
                  as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I                  Definitions............................................................................1

         Section 1.1       Defined Terms..........................................................................1
         Section 1.2       Other Definitional Provisions.........................................................12

ARTICLE II                 Amount and Terms of the Facilities....................................................13

         Section 2.1       Revolving Credit Commitments..........................................................13
         Section 2.2       Procedure for Revolving Credit Borrowing..............................................14
         Section 2.3       Competitive Borrowings................................................................15
         Section 2.4       Termination or Reduction of Commitments...............................................18
         Section 2.5       Optional Prepayments..................................................................18
         Section 2.6       Conversion and Continuation Options...................................................19
         Section 2.7       Minimum Amounts of Eurodollar Borrowings..............................................19
         Section 2.8       Repayment of Loans; Evidence of Debt..................................................19
         Section 2.9       Interest Rates and Payment Dates......................................................20
         Section 2.10      Fees..................................................................................21
         Section 2.11      Computation of Interest and Fees......................................................22
         Section 2.12      Inability to Determine Interest Rate..................................................22
         Section 2.13      Pro Rata Treatment and Payments.......................................................23
         Section 2.14      Requirements of Law...................................................................24
         Section 2.15      Taxes.................................................................................25
         Section 2.16      Indemnity.............................................................................27
         Section 2.17      Change of Lending Office..............................................................27
         Section 2.18      Replacement of Lenders................................................................27

ARTICLE III                Representations and Warranties........................................................28

         Section 3.1       Organization; Powers..................................................................28
         Section 3.2       Financial Condition; No Material Adverse Effect.......................................28
         Section 3.3       Properties............................................................................29
         Section 3.4       Litigation............................................................................29
         Section 3.5       No Conflicts..........................................................................29
         Section 3.6       Taxes.................................................................................29
         Section 3.7       Authorization; Enforceability.........................................................29
         Section 3.8       Environmental Matters.................................................................29
         Section 3.9       No Change.............................................................................30
         Section 3.10      Federal Regulations...................................................................30
         Section 3.11      No Default............................................................................30
         Section 3.12      Investment Company Act; Federal Regulations...........................................30

ARTICLE IV                 Conditions............................................................................30


ARTICLE V                  Affirmative Covenants.................................................................31

         Section 5.1       Financial Statements and Other Information............................................31

         Section 5.2       Payment of Obligations................................................................32
         Section 5.3       Books and Records; Inspection Rights..................................................32
         Section 5.4       Notices of Material Events............................................................32
         Section 5.5       Existence; Conduct of Business........................................................33
         Section 5.6       Maintenance of Properties; Insurance..................................................33
         Section 5.7       Compliance with Laws..................................................................33
         Section 5.8       Debt Ratings..........................................................................33

ARTICLE VI               Negative Covenants......................................................................33

         Section 6.1       Liens.................................................................................33
         Section 6.2       Fundamental Changes...................................................................34
         Section 6.3       Shareholders' Equity..................................................................34

ARTICLE VII              Events of Default.......................................................................34

         Section 7.1       Events of Default.....................................................................34
         Section 7.2       Remedies..............................................................................36

ARTICLE VIII             The Administrative Agent................................................................36

         Section 8.1       Appointment...........................................................................36
         Section 8.2       Delegation of Duties..................................................................36
         Section 8.3       Exculpatory Provisions................................................................37
         Section 8.4       Reliance by Administrative Agent......................................................37
         Section 8.5       Notice of Default.....................................................................37
         Section 8.6       Non-Reliance on Administrative Agent and Other Lenders................................38
         Section 8.7       Indemnification.......................................................................38
         Section 8.8       Agent in Its Individual Capacity......................................................38
         Section 8.9       Successor Administrative Agent........................................................39
         Section 8.10      Syndication Agent.....................................................................39

ARTICLE IX               Miscellaneous...........................................................................39

         Section 9.1       Amendments and Waivers................................................................39
         Section 9.2       Notices...............................................................................40
         Section 9.3       No Waiver; Cumulative Remedies........................................................41
         Section 9.4       Survival of Representations and Warranties............................................41
         Section 9.5       Payment of Expenses and Taxes.........................................................41
         Section 9.6       Successors and Assigns; Participations and Assignments................................43
         Section 9.7       Adjustments; Set-off..................................................................45
         Section 9.8       Counterparts..........................................................................45
         Section 9.9       Severability..........................................................................46
         Section 9.10      Integration...........................................................................46
         SECTION 9.11      GOVERNING LAW.........................................................................46
         Section 9.12      Submission To Jurisdiction; Waivers...................................................46
         Section 9.13      Acknowledgements......................................................................46
         Section 9.14      Confidentiality.......................................................................47

SCHEDULES

1.1      Commitments

EXHIBITS

A        Form of Addendum
B        Form of Assignment and Acceptance
C-1      Form of Competitive Bid Request
C-2      Form of Invitation for Competitive Bids
C-3      Form of Competitive Bid
C-4      Form of Competitive Bid Accept/Reject Letter
D-1      Form of New Lender Supplement
D-2      Form of Incremental Facility Activation Notice
E        Form of Exemption Certificate
F        Form of Opinion of Nixon Peabody LLP
G        Form of Compliance Certificate

                  COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY, dated as of March 11, 2002, among GANNETT CO., INC., a Delaware corporation ("Gannett"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), BANK OF AMERICA, N.A., as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), JPMORGAN CHASE BANK and BANK ONE, NA, as co-syndication agents (the "Co-Syndication Agents"), and BARCLAYS BANK PLC, as documentation agent (the "Documentation Agent").

         The parties agree as follows:

                                   ARTICLE I

                                   Definitions

                  Section 1.1 Defined Terms. The following words and terms shall have the following meanings in this Agreement:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Addendum": an instrument, substantially in the form of Exhibit A, by which a Lender becomes a party to this Agreement as of the Effective Date.

                  "Adjusted Consolidated Total Interest Expense": Gannett's total interest expense plus amortization of debt discount for the four fiscal quarters immediately preceding the date of determination, plus interest charges for such four-quarter period. For the purposes of calculating Adjusted Consolidated Total Interest Expense for any period of four consecutive fiscal quarters (each, a "Reference Period"), (i) if at any time during such Reference Period Gannett or any Subsidiary shall have made any Material Disposition, the Adjusted Consolidated Total Interest Expense for such Reference Period shall be reduced by an amount equal to the Adjusted Consolidated Total Interest Expense (if positive) attributable to the indebtedness that is repaid or transferred in connection with such Material Disposition for such Reference Period or increased by an amount equal to the Adjusted Consolidated Total Interest Expense (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period Gannett or any Subsidiary shall have made a Material Acquisition, Adjusted Consolidated Total Interest Expense for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.

                  "Aggregate Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                  "Agreement": this Competitive Advance and Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": the appropriate rate per annum set forth in the table below opposite the applicable Facility:

Credit Status                      364-Day Facility          Five-Year Facility
-------------                      ----------------          ------------------
Credit Status 1                   20.00 Basis Points         18.00 Basis Points
Credit Status 2                   19.00 Basis Points         17.00 Basis Points
Credit Status 3                   23.00 Basis Points         21.00 Basis Points
Credit Status 4                   40.00 Basis Points         37.50 Basis Points
Credit Status 5                   47.50 Basis Points         45.00 Basis Points
Credit Status 6                   55.00 Basis Points         50.00 Basis Points

                  "Assignee": as defined in Section 9.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit B.

                  "Basis Point": 1/100th of one percent.

                  "Board": the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Borrowing": a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.3) on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Date": any Business Day specified by Gannett as a date on which Gannett requests the relevant Lenders to make Loans hereunder.

                  "Business Day": each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday for banks in Dallas, Texas or the State of New York; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment": as to any Lender, the sum of its 364-Day Commitment, Five-Year Commitment and commitment under the Incremental Facility, if any.

                  "Commitment Utilization Percentage": on any day, the percentage equivalent of a fraction (a) the numerator of which is the sum of the aggregate outstanding principal amount of all Loans and (b) the denominator of which is the Total Commitment (or, on any day after termination of the Commitments, the Total Commitment in effect immediately preceding such termination).

                  "Competitive Bid": an offer by a Lender to make a Competitive Loan pursuant to Section 2.3.

                  "Competitive Bid Accept/Reject Letter": a notification made by Gannett pursuant to Section 2.3(f) in the form of Exhibit C-4.

                  "Competitive Bid Rate": as to any Competitive Bid made by a Lender pursuant to Section 2.3, (i) in the case of a Eurodollar Competitive Loan, the Eurodollar Rate plus (or minus) the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request": a request made pursuant to Section 2.3(b) in the form of Exhibit C-1.

                  "Competitive Borrowing": a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by Gannett under the bidding procedure described in Section 2.3.

                  "Competitive Loan": a Loan (which shall be a Eurodollar Competitive Loan or a Fixed Rate Loan) made by a Lender pursuant to the bidding procedure described in Section 2.3.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans hereunder otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and Gannett; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 9.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment hereunder.

                  "Consolidated EBITDA": Gannett's consolidated net income for the four fiscal quarters immediately preceding the date of determination (excluding extraordinary income or loss) less, without duplication, any other non-recurring gains or losses plus (a) the sum of all Federal and state income taxes, (b) total interest charges, including amortization of debt discount or premium and the interest component of capitalized leases and (c) depreciation and amortization expense. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period"),
(i) if at any time during such Reference Period Gannett or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period Gannett or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Status": any of Credit Status 1, Credit Status 2, Credit Status 3, Credit Status 4, Credit Status 5 or Credit Status 6. In determining whether Credit Status 1, Credit Status 2, Credit Status 3, Credit Status 4, Credit Status 5 or Credit Status 6 shall apply in any circumstance, if the applicable ratings by S&P and Moody's differ, the higher of the two ratings will be determinative, unless the applicable ratings by S&P and Moody's are more than one level apart, in which case the Credit Status one level below the higher rating will be determinative. In the event that Gannett's senior unsecured long-term debt is rated by only one of S&P and Moody's, then that single rating shall be determinative.

                  "Credit Status 1" shall exist upon the occurrence of the higher of a rating by S&P of Gannett's senior unsecured long-term debt of at least A+ or a rating by Moody's of Gannett's senior unsecured long-term debt of at least A1.

                  "Credit Status 2" shall exist upon the occurrence of the higher of a rating by S&P of Gannett's senior unsecured long-term debt of at least A but lower than A+ or a rating by Moody's of Gannett's senior unsecured long-term debt of at least A2 but lower than A1.

                  "Credit Status 3" shall exist upon the occurrence of the higher of a rating by S&P of Gannett's senior unsecured long-term debt of at least A- but lower than A or a rating by Moody's of Gannett's senior unsecured long-term debt of at least A3 but lower than A2.

                  "Credit Status 4" shall exist upon the occurrence of the higher of a rating by S&P of Gannett's senior unsecured long-term debt of at least BBB+ but lower than A- or a rating by Moody's of Gannett's senior unsecured long-term debt of at least Baa1 but lower than A3.

                  "Credit Status 5" shall exist upon the occurrence of the higher of a rating by S&P of Gannett's senior unsecured long-term debt of at least BBB but lower than BBB+ or a rating by Moody's of Gannett's senior unsecured long-term debt of at least Baa2 but lower than Baa1.

                  "Credit Status 6" shall exist upon the occurrence of the higher of a rating by S&P of Gannett's senior unsecured long-term debt of lower than BBB or a rating by Moody's of Gannett's senior unsecured long-term debt of lower than Baa2.

                  "Default": any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Effective Date": the date identified by Gannett in a written notice to the Administrative Agent, which date shall be at least one Business Day after receipt by the Administrative Agent of such notice and shall, in any case, occur no later than April 30, 2002.

                  "Environmental Laws": any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., Dallas, Texas time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Borrowing": a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Competitive Loan": any Competitive Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Loan": any Eurodollar Competitive Loan or Eurodollar Revolving Credit Loan.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Revolving Credit Loan": any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Event of Default": any of the Events of Default specified in
Section 7.1 of this Agreement.

                  "Excess Utilization Day": each day on which the Commitment Utilization Percentage exceeds 50%.

                  "Extended Date": as defined in Section 2.8(b) of this Agreement.

                  "Extended Loans": as defined in Section 2.8(b) of this Agreement.

                  "Facility": each of the 364-Day Facility, the Five-Year Facility and the Incremental Facility.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day of such rates on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Five-Year Available Commitment": as to any Five-Year Lender at any time, the excess, if any, of such Five-Year Lender's Five-Year Commitment over such Five-Year Lender's Five-Year Loans.

                  "Five-Year Commitment": as to any Lender, the obligation of such Lender, if any, to make Five-Year Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Five-Year Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Acceptance or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                  "Five-Year Commitment Percentage": as to any Five-Year Lender at any time, the percentage which such Five-Year Lender's Five-Year Commitment then constitutes of the aggregate Five-Year Commitments (or, at any time after the Five-Year Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Five-Year Lender's Five-Year Loans then outstanding constitutes of the aggregate principal amount of the Five-Year Loans then outstanding).

                  "Five-Year Commitment Period": the period from and including the Effective Date to the Five-Year Termination Date.

                  "Five-Year Competitive Loans": Competitive Loans made under the Five-Year Facility.

                  "Five-Year Facility": the Five-Year Commitments and the Loans made thereunder.

                  "Five-Year Lender": each Lender that has a Five-Year Commitment or that holds Five-Year Loans.

                  "Five-Year Loans": as defined in Section 2.1(b).

                  "Five-Year Termination Date": the fifth anniversary of the Effective Date.

                  "Fixed Rate Borrowing": a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan": any Competitive Loan bearing interest at a fixed percentage rate per annum specified by the Lender making such Loan in its Competitive Bid.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time and consistent with those used in the preparation of the most recent audited financial statements referred to in
Section 3.2. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a material change in the method of calculation of financial covenants, standards or terms in this Agreement, then Gannett and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Gannett's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Gannett, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

                  "Incremental Facility Activation Notice": a notice substantially in the form of Exhibit D-2.

                  "Incremental Facility": as defined in Section 2.1(d).

                  "Incremental Facility Closing Date": any Business Day designated as such in an Incremental Facility Activation Notice.

                  "Incremental Facility Commitment": as to any Lender, the obligation of such Lender, if any, to make Incremental Loans in an aggregate principal amount not to exceed the amount set forth in the applicable Incremental Facility Activation Notice or in the Assignment and Acceptance or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                  "Incremental Facility Lenders": (a) on any Incremental Facility Closing Date relating to Incremental Loans, the Lenders signatory to the relevant Incremental Facility Activation Notice and (b) thereafter, each Lender that is a holder of an Incremental Loan.

                  "Incremental Facility Maturity Date": with respect to the Incremental Loans, the maturity date specified in such Incremental Facility Activation Notice, which date shall be either (a) the date that is 364 days after the Incremental Facility Closing Date or (b) a date at least six months after the final maturity of the Five-Year Loans.

                  "Incremental Loans": as defined in Section 2.1(d).

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and on the date such Loan is paid in full, (b) as to any Eurodollar Loan or Fixed Rate Loan, the last day of the Interest Period applicable thereto and (c) as to any Eurodollar Loan or Fixed Rate Loan having an Interest Period longer than three months or 90 days, as the case may be, each day which is three months or 90 days, respectively, after the first day of the Interest Period applicable thereto; provided that, in addition to the foregoing, each of (x) the date upon which both the Commitments have been terminated and the Loans have been paid in full and (y) the Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder.

                  "Interest Period": (a) with respect to any Eurodollar Loan:

         (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or if available to all the Lenders (or, in the case of Eurodollar Competitive Loans, the Lender making such Loans) nine) months thereafter, as selected by Gannett in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

         (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or if available to all the Lenders (or, in the case of Eurodollar Competitive Loans, the Lender making such Loans) nine) months thereafter, as selected by Gannett by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; and

         (b) with respect to any Fixed Rate Loan, the period commencing on the Borrowing Date with respect to such Fixed Rate Loan and ending such number of days thereafter (which shall be not less than seven days or more than 360 days after the date of such borrowing) as selected by Gannett in its Competitive Bid Request given with respect thereto.

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period pertaining to a Eurodollar Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

         (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Invitation for Competitive Bids": an invitation made by Gannett pursuant to Section 2.3(c) in the form of Exhibit C-2.

                  "Lender Affiliate": (a) any affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an affiliate of such Lender or investment advisor.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever

(including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Margin": as to any Eurodollar Competitive Loan, the margin to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Material": when used to describe an adverse effect or an event on Gannett or its Subsidiaries, shall mean a condition, event or act which, with the giving of notice or lapse of time or both, will constitute a Default or an Event of Default.

                  "Material Adverse Effect": a Material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of Gannett and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the material rights or remedies of the Administrative Agent and the Lenders hereunder.

                  "Material Acquisition": any acquisition or series of related acquisitions that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person (it being understood that any minority interests in such a Person not acquired by Gannett or any Subsidiary shall be disregarded, to the extent appropriate under relevant accounting principles or rules, in determining "Consolidated EBITDA" or "Adjusted Consolidated Total Interest Expense", as the case may be) and (b) involves the payment of consideration (including by way of assumption of indebtedness) by Gannett and its Subsidiaries in excess of $50,000,000.

                  "Material Disposition": means any disposition of assets comprising all or substantially all of an operating unit of a business or all or substantially all of the common stock of a Person (it being understood that any minority interests in such a Person not disposed of by Gannett or any Subsidiary shall be included, to the extent appropriate under relevant accounting principles or rules, in determining "Consolidated EBITDA" or "Adjusted Consolidated Total Interest Expense", as the case may be) that yields gross cash or common stock proceeds to, or results in the assumption by a third party of indebtedness of, Gannett or any of its Subsidiaries in excess of $50,000,000.

                  "Moody's": Moody's Investors Service, Inc. and its successors; provided, however, that if Moody's ceases rating securities similar to the senior unsecured long-term debt of the Borrower and its ratings and business with respect to such securities shall not have been transferred to any successor, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) selected by the Borrower and approved by the Administrative Agent (not to be unreasonably withheld or delayed) that rates any senior unsecured long-term debt of the Borrower.

                  "Net Property, Plant and Equipment": the amount under that heading on the consolidated balance sheet of Gannett and its Subsidiaries prepared in accordance with GAAP.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant":  as defined in Section 9.6(b).

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  Prime Rate": the rate of interest per annum publicly announced from time to time by Bank of America, N.A. as its prime rate in effect at its principal office in Dallas, Texas (the Prime Rate not being intended to be the lowest rate of interest charged by Bank of America, N.A. in connection with extensions of credit to debtors).

                  "Register": as defined in Section 9.6(d).

                  "Required Lenders": at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the Total Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Revolving Credit Loans": as defined in Section 2.1(b), and, in any event include, any 364-Day Loans that remain outstanding after the 364-Day Termination Date pursuant to Section 2.8.

                  "S&P": Standard & Poor's Corporation and its successors; provided, however, that if S&P ceases rating securities similar to the senior unsecured long-term debt of the Borrower and its ratings and business with respect to such securities shall not have been transferred to any successor, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) selected by the Borrower and approved by the Administrative Agent (not to be unreasonably withheld or delayed) that rates any senior unsecured long-term debt of the Borrower.

                  "Subsidiary": any corporation the majority of the shares of voting stock of which at any time outstanding is owned directly or indirectly by Gannett or by one or more of its other subsidiaries or by Gannett in conjunction with one or more of its other subsidiaries.

                  "364-Day Available Commitment": as to any 364-Day Lender at any time, the excess, if any, of such 364-Day Lender's 364-Day Commitment over such 364-Day Lender's 364-Day Loans.

                  "364-Day Commitment": as to any Lender, the obligation of such Lender, if any, to make 364-Day Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "364-Day Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Acceptance or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                  "364-Day Commitment Percentage": as to any 364-Day Lender at any time, the percentage which such 364-Day Lender's 364-Day Commitment then constitutes of the aggregate 364-Day Commitments (or, at any time after the 364-Day Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such 364-Day Lender's 364-Day Loans then outstanding constitutes of the aggregate principal amount of the 364-Day Loans then outstanding).

                  "364-Day Commitment Period": the period from and including the Effective Date to the 364-Day Termination Date.

                  "364-Day Competitive Loans": Competitive Loans made under the 364-Day Facility.

                  "364-Day Facility": the 364-Day Commitments and the Loans made thereunder.

                  "364-Day Lender": each Lender that has a 364-Day Commitment or that holds 364-Day Loans.

                  "364-Day Loans": as defined in Section 2.1(a).

                  "364-Day Termination Date": the date which is 364 days after the Effective Date; provided that if such date is not a Business Day, the 364-Day Termination Date shall be the Business Day immediately preceding such date.

                  "Total Commitments": at any time, the aggregate amount of the Commitments then in effect.

                  "Total Extensions of Credit": at any time, the aggregate amount of all Loans of the Lenders outstanding at such time.

                  "Total Shareholders' Equity": the amount appearing under that heading on the consolidated balance sheet of Gannett and its Subsidiaries, prepared in accordance with GAAP.

                  "Transferee": any Assignee or Participant.

                  "Type": as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan, and as to any Competitive Loan, its nature as a Eurodollar Competitive Loan or a Fixed Rate Loan.

                  Section 1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Gannett and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                       Amount and Terms of the Facilities

                  Section 2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each 364-Day Lender severally agrees to make revolving credit loans ("364-Day Loans") to Gannett from time to time during the 364-Day Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's 364-Day Commitment. During the 364-Day Commitment Period, Gannett may use the 364-Day Commitments by borrowing, prepaying the 364-Day Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event (after giving effect to the use of proceeds of any Borrowing) shall (i) the amount of any Lender's 364-Day Commitment Percentage of a Borrowing of 364-Day Loans exceed such Lender's 364-Day Available Commitment at the time of such Borrowing or (ii) the aggregate amount of 364-Day Credit Loans and 364-Day Competitive Loans at any one time outstanding exceed the aggregate 364-Day Commitments then in effect of all Lenders.

                  (b) Subject to the terms and conditions hereof, each Five-Year Lender severally agrees to make revolving credit loans ("Five-Year Loans", and, together with the 364-Day Loans, "Revolving Credit Loans") to Gannett from time to time during the Five-Year Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Five-Year Commitment. During the Five-Year Commitment Period, Gannett may use the Five-Year Commitments by borrowing, prepaying the Five-Year Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event (after giving effect to the use of proceeds of any Borrowing) shall (i) the amount of any Lender's Five-Year Commitment Percentage of a Borrowing of Five-Year Loans exceed such Lender's Five-Year Available Commitment at the time of such Borrowing or (ii) the aggregate amount of Five-Year Loans and Five-Year Competitive Loans at any one time outstanding exceed the aggregate Five-Year Commitments then in effect of all Lenders.

                  (c) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by Gannett and notified to the Administrative Agent in accordance with Sections
2.2 and 2.6; provided that no 364-Day Loan shall be made as a Eurodollar Loan after the day that is one month prior to the 364-Day Termination Date and no Five-Year Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Five-Year Termination Date.

                  (d) Gannett (upon receipt of requisite authorization from its Board of Directors) and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall (x) make available to Gannett an additional credit facility (the "Incremental Facility" and any loans thereunder, the "Incremental Loans"), which credit facility shall take the form of either a 364-day revolving credit facility and/or a revolving credit facility which matures at least six months after the Five-Year Termination Date and/or (y) increase the amount of their 364-Day Commitment and/or Five-Year Commitment, or (in the case of a New Lender) make available a 364-Day Commitment and/or Five-Year Commitment, in any such case by executing and delivering to the Administrative Agent an Incremental Facility Activation Notice specifying (i) the aggregate principal amount of such increase and the Facility or Facilities involved, (ii) the applicable Incremental Facility Closing Date and (iii) in the case of the Incremental Facility, the Incremental Facility Maturity Date. Notwithstanding the foregoing, (i) the sum of aggregate principal amount of the Incremental Facility Commitments, any increase in the 364-Day Commitments and any increase in the Five-Year Commitments shall not exceed $1,000,000,000, (ii) no increase pursuant to this paragraph may be obtained after the occurrence and during the continuation of a Default or Event of Default and (iii) any increase effected pursuant to this paragraph shall be in a minimum amount of at least $10,000,000. Any Incremental Facility shall be governed by this Agreement. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

                  (e) Any additional bank, financial institution or other entity which, with the consent of Gannett and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.1(d) shall execute a New Lender Supplement (each, a "New Lender Supplement"), substantially in the form of Exhibit D-1, whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                  Section 2.2 Procedure for Revolving Credit Borrowing. Gannett may borrow Revolving Credit Loans under the Commitments on any Business Day; provided that Gannett shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., Dallas, Texas time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans, or (b) on the requested Borrowing Date, otherwise), specifying
(i) the Facility under which the Borrowing is to be made, (ii) the amount to be borrowed, (iii) the requested Borrowing Date, (iv) whether the Borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (v) if the Borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Any Loans made on the Effective Date shall be ABR Loans. Each Borrowing under the Commitments shall be in an amount equal to $10,000,000 or a multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from Gannett, the Administrative Agent shall promptly notify each relevant Lender thereof. Each relevant Lender will make the amount of its pro rata share of each Borrowing available to the Administrative Agent for the account of Gannett at the office of the Administrative Agent specified in Section 9.2 prior to 1:00 P.M., Dallas, Texas time, on the Borrowing Date requested by Gannett in funds immediately available to the Administrative Agent. Such Borrowing will then immediately be made available to Gannett by the Administrative Agent crediting the account of Gannett on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  Section 2.3 Competitive Borrowings.

                  (a) The Competitive Bid Option. In addition to the Revolving Credit Loans which may be made available pursuant to Section 2.1, Gannett may, as set forth in this Section 2.3, request the Lenders to make offers to make Competitive Loans to Gannett. The Lenders may, but shall have no obligation to, make such offers, and Gannett may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3.

                  (b) Competitive Bid Request. When Gannett wishes to request offers to make Competitive Loans under this Section 2.3, it shall transmit to the Administrative Agent a Competitive Bid Request to be received no later than 12:00 Noon (Dallas, Texas time) on (x) the fourth Business Day prior to the Borrowing Date proposed therein, in the case of a Borrowing of Eurodollar Competitive Loans or (y) the Business Day immediately preceding the Borrowing Date proposed therein, in the case of a Fixed Rate Borrowing, specifying:

                  (i) the Facility under which the Borrowing is to be made,

                  (ii) the proposed Borrowing Date,

                  (iii) the aggregate principal amount of such Borrowing, which shall be $10,000,000 or a multiple of $1,000,000 in excess thereof,

                  (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period contained in Section 1.1, and

                  (v) whether the Borrowing then being requested is to be of
            Eurodollar Competitive Loans or Fixed Rate Loans.

A Competitive Bid Request that does not conform substantially to the format of Exhibit C-1 may be rejected by the Administrative Agent in its sole discretion, and the Administrative Agent shall promptly notify Gannett of such rejection. Gannett may request offers to make Competitive Loans for more than one Interest Period in a single Competitive Bid Request. No Competitive

Bid Request shall be given within three Business Days of any other Competitive Bid Request pursuant to which Gannett has made a Competitive Borrowing.

                  (c) Invitation for Competitive Bids. Promptly after its receipt of a Competitive Bid Request (but, in any event, no later than 3:00 P.M., Dallas, Texas time, on the date of such receipt) conforming to the requirements of paragraph (b) above, the Administrative Agent shall send to each of the relevant Lenders an Invitation for Competitive Bids which shall constitute an invitation by Gannett to each such Lender to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

                  (d) Submission and Contents of Competitive Bids. (i) Each Lender to which an Invitation for Competitive Bids is sent may submit a Competitive Bid containing an offer or offers to make Competitive Loans in response to such Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this paragraph (d) and must be submitted to the Administrative Agent at its offices specified in Section 9.2 not later than (x) 9:30 A.M. (Dallas, Texas time) on the third Business Day prior to the proposed Borrowing Date, in the case of a Borrowing of Eurodollar Competitive Loans or
(y) 9:30 A.M. (Dallas, Texas time) on the date of the proposed Borrowing, in the case of a Fixed Rate Borrowing; provided that any Competitive Bids submitted by the Administrative Agent in the capacity of a Lender may only be submitted if the Administrative Agent notifies Gannett of the terms of the offer or offers contained therein not later than fifteen minutes prior to the deadline for the other Lenders. A Competitive Bid submitted by a Lender pursuant to this paragraph (d) shall be irrevocable.

                  (ii) Each Competitive Bid shall be in substantially the form of Exhibit C-3 and shall specify:

                  (A) the date of the proposed Borrowing and the Facility under which it is to be made,

                  (B) the principal amount of the Competitive Loan for which each such offer is being made, which principal amount (w) may be greater than, equal to or less than the Commitment of the quoting Lender, (x) must be in a minimum principal amount of $5,000,000 or a multiple of $1,000,000 in excess thereof, (y) may not exceed the principal amount of Competitive Loans for which offers were requested and (z) may be subject to a limitation as to the maximum aggregate principal amount of Competitive Loans for which offers being made by such quoting Lender may be accepted,

                  (C) in the case of a Borrowing of Eurodollar Competitive Loans, the Margin offered for each such Competitive Loan, expressed as a percentage (specified in increments of 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (D) in the case of a Fixed Rate Borrowing, the rate of interest per annum (specified in increments of 1/10,000th of 1%) offered for each such Competitive Loan, and

                  (E) the identity of the quoting Lender.

A Competitive Bid may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids. Any Competitive Bid shall be disregarded by the Administrative Agent if the Administrative Agent determines that it: (A) is not substantially in the form of Exhibit C-3 or does not specify all of the information required by Section 2.3(d)(ii); (B) contains qualifying, conditional or similar language (except for a limitation on the maximum principal amount which may be accepted);
(C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids or (D) arrives after the time set forth in Section 2.3(d)(i).

                  (e) Notice to Gannett. The Administrative Agent shall promptly (and, in any event, by 10:00 A.M., Dallas, Texas time) notify Gannett, by telecopy, of all the Competitive Bids made (including all disregarded bids), the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids (including all disregarded bids) to Gannett for its records as soon as practicable after completion of the bidding process set forth in this Section 2.3.

                  (f) Acceptance and Notice by Gannett. Gannett may in its sole discretion, subject only to the provisions of this paragraph (f), accept or reject any Competitive Bid (other than any disregarded bid) referred to in paragraph (e) above. Gannett shall notify the Administrative Agent by telephone, confirmed immediately thereafter by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it wishes to accept any or all of the bids referred to in paragraph (e) above not later than (x) 11:00 A.M. (Dallas, Texas time) on the third Business Day prior to the proposed Borrowing Date, in the case of a Competitive Eurodollar Borrowing or (y) 11:00 A.M. (Dallas, Texas time) on the proposed Borrowing Date, in the case of a Fixed Rate Borrowing; provided that:

                  (i) the failure by Gannett to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (e) above,

                  (ii) if made under the 364-Day Facility, the aggregate principal amount of the Competitive Bids accepted by Gannett may not exceed the lesser of (A) the principal amount set forth in the related Competitive Bid Request and (B) the excess, if any, of the aggregate 364-Day Commitments of all 364-Day Lenders then in effect over the aggregate principal amount of all 364-Day Loans outstanding immediately prior to the making of such Competitive Loans,

                  (iii) if made under the Five-Year Facility, the aggregate principal amount of the Competitive Bids accepted by Gannett may not exceed the lesser of (A) the principal amount set forth in the related Competitive Bid Request and (B) the excess, if any, of the aggregate Five-Year Commitments of all Five-Year Lenders then in effect over the aggregate principal amount of all Five-Year Loans outstanding immediately prior to the making of such Competitive Loans,

                  (iv) the principal amount of each Competitive Borrowing must be $5,000,000 or a multiple of $1,000,000 in excess thereof, and

                  (v) Gannett may not accept any Competitive Bid that is disregarded by the Administrative Agent pursuant to Section 2.3(d)(ii) or that otherwise fails to comply with the requirements of this Agreement.

A notice given by Gannett pursuant to this paragraph (f) shall be irrevocable.

                  (g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in integral multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.

                  (h) Notification of Acceptance. The Administrative Agent shall promptly (and, in any event, by 11:30 A.M., Dallas, Texas time) notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  Section 2.4 Termination or Reduction of Commitments. Gannett shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the 364-Day Commitments when no 364-Day Loans are then outstanding or, from time to time, to reduce the unutilized portion of the 364-Day Commitments. Gannett shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the Five-Year Commitments when no Five-Year Loans are then outstanding or, from time to time, to reduce the unutilized portion of the Five-Year Commitments. Any such reduction pursuant to this Section 2.4 shall be in an amount equal to $10,000,000 or a multiple of $1,000,000 in excess thereof and shall reduce permanently the applicable Commitments then in effect, and the fees payable pursuant to Section 2.10 shall then reflect the reduced Commitments.

                  Section 2.5 Optional Prepayments. Gannett may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, Gannett shall also pay any amounts owing pursuant to Section 2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest and fees to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a multiple of $1,000,000 in excess thereof. Notwithstanding anything to the contrary contained herein, Gannett shall not prepay the Competitive Loans except pursuant to Article 7, with the consent of the Lender which has made such Competitive Loan or as provided in the related Competitive Bid Request.

                  Section 2.6 Conversion and Continuation Options. (a) Gannett may elect from time to time to convert Eurodollar Revolving Credit Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election; provided that any such conversion of Eurodollar Revolving Credit Loans may only be made on the last day of an Interest Period with respect thereto. Gannett may elect from time to time to convert ABR Loans to Eurodollar Revolving Credit Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Revolving Credit Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding Eurodollar Revolving Credit Loans and ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Revolving Credit Loan when any Event of Default has occurred and is continuing, (ii) no 364-Day Loan may be converted into a Eurodollar Revolving Credit Loan after the date that is one month prior to the 364-Day Termination Date and (iii) no Five-Year Loan may be converted into a Eurodollar Revolving Credit Loan after the date that is one month prior to the Five-Year Termination Date.

                  (b) Any Eurodollar Revolving Credit Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by Gannett giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Revolving Credit Loan may be continued as such (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the 364-Day Termination Date or the Five-Year Termination Date, as applicable; and provided, further, that if Gannett shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Revolving Credit Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  Section 2.7 Minimum Amounts of Eurodollar Borrowings. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans comprising each Eurodollar Borrowing shall be equal to $10,000,000 or a multiple of $1,000,000 in excess thereof and so that there shall not be more than 20 Eurodollar Borrowings outstanding at any one time.

                  Section 2.8 Repayment of Loans; Evidence of Debt. (a) Gannett hereby unconditionally promises to pay (i) to each 364-Day Lender on the 364-Day Termination Date (or such earlier date as the 364-Day Loans become due and payable pursuant to Article 7 or Section 2.5), the unpaid principal amount of each 364-Day Loan made by such 364-Day Lender, (ii) to each Five-Year Lender on the Five-Year Termination Date (or such earlier date as the Five-Year Loans become due and payable pursuant to Article 7 or Section 2.5), the unpaid principal amount of each Five-Year Loan made by such Five-Year Lender and (iii) to each applicable Lender on the last day of the applicable Interest Period, the unpaid principal amount of each Competitive Loan made by any such Lender. Gannett hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.9.

                  (b) Notwithstanding anything to the contrary contained herein, so long as Gannett gives the Administrative Agent at least 30 days' notice in advance of the 364-Day Termination Date, Gannett may elect that all or any portion of the 364-Day Loan outstanding on the 364-Day Termination Date shall become a term loan and be due and payable in full on the date (the "Extended Date"; the 364-Day Loans so extended, the "Extended Loans") which is one year following the 364-Day Termination Date (or such earlier date as the 364-Day Loans become due and payable pursuant to Article 7 or Section 2.5).

                  (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Gannett to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

                  (d) The Administrative Agent shall maintain the Register pursuant to Section 9.6(d), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Gannett to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from Gannett and each Lender's share thereof.

                  (e) The entries made in the Register and accounts maintained pursuant to paragraphs (c) and (d) of this Section 2.8 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Gannett therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of Gannett to repay (with applicable interest) the Loans made to Gannett by such Lender in accordance with the terms of this Agreement.

                  Section 2.9 Interest Rates and Payment Dates. (a) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of each Eurodollar Revolving Credit Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (ii) in the case of each Eurodollar Competitive Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus (or minus, as the case may be) the Margin offered by the Lender making such Loan and accepted by Gannett pursuant to Section 2.3. The Applicable Margin applicable to Extended Loans shall be increased by .2000%.

                  (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by Gannett pursuant to Section 2.3.

                  (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (e) of this
Section 2.9 shall be payable from time to time on demand.

                  (e) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.9 plus 1% and (ii) to the extent permitted under applicable law, if all or a portion of any interest payable on any Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 1%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  Section 2.10 Fees. (a) Gannett shall pay to the Administrative Agent, for the ratable account of the 364-Day Lenders, a facility fee (the "364-Day Facility Fee") at the rate per annum equal to (i) for each day that Gannett has Credit Status 1, .0500% of the aggregate 364-Day Commitments on such day, (ii) for each day that Gannett has Credit Status 2, .0600% of the aggregate 364-Day Commitments on such day, (iii) for each day that Gannett has Credit Status 3, .0800% of the aggregate 364-Day Commitments on such day, (iv) for each day that Gannett has Credit Status 4, .1000% of the aggregate 364-Day Commitments on such day, (v) for each day that Gannett has Credit Status 5, ..1500% of the aggregate 364-Day Commitments on such day and (vi) for each day that Gannett has Credit Status 6, .2000% of the aggregate 364-Day Commitments on such day. On the first Business Day following the last day of each fiscal quarter of Gannett and on the 364-Day Termination Date or the Extended Date, as applicable, (or, if earlier, on the date upon which both the 364-Day Commitments are terminated and the 364-Day Loans are paid in full), Gannett shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the portion of the 364-Day Facility Fee which accrued during the fiscal quarter most recently ended (or, in the case of the payment due on the 364-Day Termination Date or the Extended Date, the portion thereof ending on such date). Such facility fee shall be based upon the aggregate 364-Day Commitments of the 364-Day Lenders from time to time, regardless of the utilization by Gannett from time to time thereunder. During any period following the 364-Day Termination Date when 364-Day Loans are outstanding, the 364-Day Facility Fee shall be payable on the aggregate principal amount of such 364-Day Loans.

                  (b) Gannett shall pay to the Administrative Agent, for the ratable account of the Five-Year Lenders, a facility fee (the "Five-Year Facility Fee") at the rate per annum equal to (i) for each day that Gannett has Credit Status 1, .0700% of the aggregate Five-Year Commitments on such day, (ii) for each day that Gannett has Credit Status 2, .0800% of the aggregate Five-Year Commitments on such day, (iii) for each day that Gannett has Credit Status 3, ..1000% of the aggregate Five-Year Commitments on such day, (iv) for each day that Gannett has Credit Status 4, .12500% of the aggregate Five-Year Commitments on such day, (v) for each day that Gannett has Credit Status 5, .1750% of the aggregate Five-Year Commitments on such day and (vi) for each day that Gannett has Credit Status 6, .2500% of the aggregate Five-Year Commitments on such day. On the first Business Day following the last day of each fiscal quarter of Gannett and on the Five-Year Termination Date (or, if earlier, on the date upon which both the Five-Year Commitments are terminated and the Five-Year Loans are paid in full), Gannett shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the portion of the Five-Year Facility Fee which accrued during the fiscal quarter most recently ended (or, in the case of the payment due on the Five-Year Termination Date, the portion thereof ending on such date). Such facility fee shall be based upon the aggregate Five-Year Commitments of the Five-Year Lenders from time to time, regardless of the utilization by Gannett from time to time thereunder.

                  (c) Gannett shall pay to the Administrative Agent, for the ratable account of the Lenders, a utilization fee (the "Utilization Fee") at a rate per annum equal to 0.0750% for each day on which the Commitment Utilization Percentage exceeds 50%, which Utilization Fee shall accrue on the average daily amount of the Total Extensions of Credit for each Excess Utilization Day during the term of this Agreement. All Utilization Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable quarterly in arrears.

                  Section 2.11 Computation of Interest and Fees. (a) Interest payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans and Competitive Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Fees (other than the Utilization Fees, which shall be calculated as provided in Section 2.10(c)) payable pursuant hereto shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify Gannett and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify Gannett and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Gannett and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of Gannett, deliver to Gannett a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).

                  Section 2.12 Inability to Determine Interest Rate. If prior to the first day of any Interest Period the Administrative Agent shall have determined (which determination shall be conclusive and binding upon Gannett) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to Gannett and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall Gannett have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  Section 2.13 Pro Rata Treatment and Payments. (a) Each borrowing of Revolving Credit Loans from the Lenders hereunder, each payment by Gannett on account of any fee hereunder and, subject to the last sentence of
Section 2.4, any reduction of the Commitments of the Lenders shall be made pro rata according to the respective 364-Day Commitments or Five-Year Commitments, as the case may be, of the relevant Lenders. Subject to the last sentence of
Section 2.4, each payment (including each prepayment) by Gannett on account of principal of and interest on the 364-Day Loans shall be made pro rata according to the respective outstanding principal amounts of the 364-Day Loans then held by the Lenders, and each payment (including each prepayment) by Gannett on account of principal of and interest on the Five-Year Loans shall be made pro rata according to the respective outstanding principal amounts of the Five-Year Loans then held by the Lenders. Each payment by Gannett on account of principal of and interest on any Borrowing of Competitive Loans shall be made pro rata among the Lenders participating in such Borrowing according to the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing.

                  (b) All payments (including prepayments) to be made by Gannett hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, Dallas, Texas time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Agent's office specified in Section 9.2, in Dollars and in immediately available funds. Notwithstanding the foregoing, the failure by Gannett to make a payment (or prepayment) prior to 12:00 Noon on the due date thereof shall not constitute a Default or Event of Default if such payment is made on such due date; provided, however, that any payment (or prepayment) made after such time on such due date shall be deemed made on the next Business Day for the purposes of interest and reimbursement calculations. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to Gannett a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal

Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from Gannett. Nothing herein shall be deemed to limit the rights of Gannett against any Lender who fails to make its share of such borrowing available.

                  (d) Unless the Administrative Agent shall have been notified in writing by Gannett prior to the date of any payment being made hereunder that Gannett will not make such payment to the Administrative Agent, the Administrative Agent may assume that Gannett is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by Gannett within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against Gannett.

                  Section 2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition affecting Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Gannett shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify Gannett (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. Gannett shall not be liable in respect of any such increased costs to, or reduced amount of any sum received or receivable by, any Lender pursuant to this Section 2.14(a) with respect to any interest, fees or other amounts accrued by such Lender more than 15 days prior to the date notice thereof is given to Gannett pursuant to this Section 2.14(a).

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after submission by such Lender to Gannett (with a copy to the Administrative Agent) of a written request therefor, Gannett shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that Gannett shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than 30 days prior to the date that such Lender notifies Gannett of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such 30 day period shall be extended to include the period of such retroactive effect.

                  (c) A certificate, setting forth a reasonably detailed explanation as to the reason for any additional amounts payable pursuant to this
Section 2.14, submitted by any Lender to Gannett (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of Gannett pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  Section 2.15 Taxes. (a) All payments made by Gannett under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-

Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that Gannett shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from Gannett with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, Gannett shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by Gannett, as promptly as possible thereafter Gannett shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by Gannett showing payment thereof. If Gannett fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, Gannett shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to Gannett and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit E and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Gannett under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or designates a new lending office (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Gannett at any time it determines that it is no longer in a position to provide any previously delivered certificate to Gannett (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) If the Administrative Agent or any Lender receives a refund in respect of any amounts paid by Gannett pursuant to this Section 2.15, which refund in the reasonable judgment of such Administrative Agent or such Lender is allocable to such payment, it shall pay the amount of such refund to Gannett, net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender, provided however, that Gannett, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to Gannett to the Administrative Agent or such Lender in the event such Administrative Agent or the Lender is required to repay such refund. Nothing contained herein shall interfere with the right of the Administrative Agent or any Lender to arrange its tax affairs in whatever manner it deems fit nor oblige the Administrative Agent or any Lender to apply for any refund or to disclose any information relating to its affairs or any computations in respect thereof.

                  (f) The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  Section 2.16 Indemnity. Gannett agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender sustains or incurs as a consequence of (a) default by Gannett in making a borrowing of, conversion into or continuation of Eurodollar Loans after Gannett has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by Gannett in making any prepayment of or conversion from Eurodollar Loans after Gannett has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to Gannett by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  Section 2.17 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section
2.14 or 2.15(a) with respect to such Lender, it will, if requested by Gannett, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of Gannett or the rights of any Lender pursuant to Section 2.14 or 2.15(a).

                  Section 2.18 Replacement of Lenders. Gannett shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.14 or 2.15(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) prior to any such replacement, such Lender shall have taken no action under Section 2.17 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.14 or 2.15(a), (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) Gannett shall be liable to such replaced Lender under Section 2.16 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that Gannett shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, Gannett shall pay all additional amounts (if any) required pursuant to Section 2.14 or 2.15(a), as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that Gannett, the Administrative Agent or any other Lender shall have against the replaced Lender.

                                  ARTICLE III

                         Representations and Warranties

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, Gannett hereby represents and warrants to the Administrative Agent and each Lender that:

                  Section 3.1 Organization; Powers. Gannett and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Except where the failure to do so, individually or in the aggregate, would result in a Material Adverse Effect, Gannett and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all states in which it owns substantial properties or in which it conducts a substantial business and its activities make such qualifications necessary.

                  Section 3.2 Financial Condition; No Material Adverse Effect. On or as of the Effective Date, Gannett has furnished to each of the Lenders copies of either its Annual Report for 2001 or a report on Form 8-K, containing in either case, copies of its consolidated balance sheet as of December 30, 2001 and the related statements of consolidated income and changes in shareholders' equity and cash flows for 2001, all reported on by PricewaterhouseCoopers LLP, independent public accountants. The financial statements contained in such Annual Report or report on Form 8-K (including the related notes) fairly present Gannett's consolidated financial condition as of their respective dates and the consolidated results of the operations of Gannett and its Subsidiaries for the periods then ended, and have been prepared in accordance with GAAP. Gannett and its Subsidiaries have no Material liabilities as of December 30, 2001 not reflected in the consolidated balance sheet as of December 30, 2001 or the related notes as of said date, and from that date to the Effective Date there has been no Material change in the business or financial condition of Gannett and its Subsidiaries taken as a whole which has not been publicly disclosed.

                  Section 3.3 Properties. As of the Effective Date, Gannett and its Subsidiaries owned absolutely, free and clear of all Liens, all of the real or personal property reflected in the consolidated balance sheet dated as of December 30, 2001 referred to in Section 3.2 and all other property acquired by them, respectively after December 30, 2001 except such property as has been disposed of in the ordinary course of business, and except for (i) easements, restrictions, exceptions, reservations or defects which, in the aggregate, do not materially interfere with the continued use of such property or materially affect the value thereof to Gannett or its Subsidiaries, (ii) Liens, if any, for current taxes not delinquent, and (iii) Liens reflected on such consolidated balance sheet or not otherwise prohibited by Section 6.1. As of the Effective Date, Gannett and its Subsidiaries enjoy peaceful and undisturbed possession of their properties which are held under lease and all such leases are in good standing and valid and binding obligations of the lessors in full force and effect, except for exceptions, reservations or defects which in the aggregate do not materially interfere with the continued use of such property or materially affect the value thereof to Gannett or its Subsidiaries.

                  Section 3.4 Litigation. There are no actions, suits, or proceedings pending or, to Gannett's knowledge, threatened against or affecting it or any Subsidiary in or before any court or foreign or domestic governmental instrumentality, and neither Gannett nor any Subsidiary is in default in respect of any order of any such court or instrumentality which, in Gannett's opinion, are Material.

                  Section 3.5 No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof will conflict with or result in a breach of any of the provisions of Gannett's restated certificate of incorporation, as amended, or by-laws, as amended, or any law or regulation, or any order of any court or governmental instrumentality, or any agreement or instrument by which Gannett is bound, or constitute a default thereunder, or result in the imposition of any Lien not permitted under this Agreement upon any of Gannett's property.

                  Section 3.6 Taxes. To the best of Gannett's knowledge, Gannett and its Subsidiaries have filed all tax returns which are required to be filed by any jurisdiction, and have paid all taxes which have become due pursuant to said returns or pursuant to any assessments against it or its Subsidiaries, except to the extent only that such taxes are not material or are being contested in good faith by appropriate proceedings.

                  Section 3.7 Authorization; Enforceability. The execution and delivery of this Agreement and the making of all Borrowings permitted by the provisions hereof have been duly authorized by all necessary corporate action on the part of Gannett; this Agreement has been duly and validly executed and delivered by Gannett and constitutes Gannett's valid and legally binding agreement enforceable in accordance with its terms; and the Borrowings when made, will constitute valid and binding obligations of Gannett enforceable in accordance with the terms of this Agreement, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors rights or contractual obligations generally.

                  Section 3.8 Environmental Matters. In the ordinary course of its business, Gannett becomes aware from time to time of the effect of Environmental Laws on its business, operations and properties and the business, operations and properties of its Subsidiaries, and it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties then owned or operated by Gannett or its Subsidiaries, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted at such properties, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of these evaluations, Gannett has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

                  Section 3.9 No Change. Since December 30, 2001, there has been no development or event that has had or would have a Material Adverse Effect.

                  Section 3.10 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, Gannett will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  Section 3.11 No Default. Neither Gannett nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would have a Material Adverse Effect.

                  Section 3.12 Investment Company Act; Federal Regulations. Gannet is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE IV

                                   Conditions

                  The obligation of each Lender to make a Loan hereunder is subject to the accuracy, as of the date hereof, of the representations and warranties herein contained and to the satisfaction of the following further conditions:

                  (a) The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Agents and Gannett and (ii) an Addendum, executed and delivered by each Lender listed on Schedule 1.1.

                  (b) On the date of each Borrowing (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties contained in Sections 3.1, 3.5 and 3.7 shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (c) On or prior to the date of the first Borrowing hereunder, there shall have been delivered to each Lender an opinion from Nixon Peabody LLP, counsel to Gannett, in substantially the form of Exhibit F hereto. In rendering the foregoing opinion, such counsel may rely upon certificates of officers of Gannett and its Subsidiaries as to factual matters, including (i) the nature and location of the property of Gannett and of its Subsidiaries, (ii) agreements and instruments to which Gannett and/or its Subsidiaries are a party, and (iii) the conduct of the business of Gannett and its Subsidiaries.

                  (d) On or prior to the date of the first Borrowing hereunder, there shall have been delivered to each Lender a certificate of the Secretary of Gannett certifying, as of the date of the Agreement, to resolutions duly adopted by the Board of Directors of Gannett or a duly authorized committee thereof authorizing Gannett's execution and delivery of this Agreement and the making of the Borrowings.

                  (e) Prior to or simultaneously with the Effective Date, the Borrower shall have (i) terminated the "364-Day Facility" under and as defined in its Competitive Advance and Revolving Credit Agreement, dated as of July 28, 2000, as amended, and paid in full all amounts (including, without limitation, interest and fees), if any, owing thereunder and (ii) terminated the commitments under its Revolving Credit Agreement, dated as of December 1, 1993, as amended, and paid in full all amounts (including, without limitation, interest and fees), if any, owing thereunder.

                                   ARTICLE V

                             Affirmative Covenants.

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, Gannett covenants and agrees with the Lenders that it shall and shall cause each of its Subsidiaries to:

                  Section 5.1 Financial Statements and Other Information. Furnish to the Administrative Agent and the Lenders:

                  (a) within 60 days after the end of each of the first three quarterly periods in each fiscal year, its consolidated statements of income for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarterly period and its consolidated balance sheet at the end of that period, all in reasonable detail, subject, however, to year-end audit adjustments, together with a certificate of compliance and no default in substantially the form of Exhibit G hereto certified by an appropriate financial officer of Gannett;

                  (b) within 120 days after and as of the close of each fiscal year, Gannett's Annual Report to shareholders for such fiscal year, containing copies of its consolidated income statement, consolidated balance sheet and changes in shareholders' equity and cash flows for such fiscal year accompanied by a report by PricewaterhouseCoopers LLP or some other accounting firm of national reputation selected by Gannett, based on their examination of such financial statements, which examination shall have been conducted in accordance with generally accepted auditing standards and which report shall indicate that the financial statements have been prepared in accordance with GAAP, together with a certificate of compliance and no default in substantially the form of Exhibit G hereto, certified by an appropriate financial officer of Gannett;

                  (c) promptly upon their becoming available, copies of all regular and periodic financial reports, if any, which Gannett or any of its Subsidiaries shall file with the Securities and Exchange Commission or with any securities exchange;

                  (d) promptly upon their becoming available, copies of all prospectuses of Gannett and all reports, proxy statements and financial statements mailed by Gannett to its shareholders generally; and

                  (e) such other information respecting the financial condition and affairs of Gannett and its subsidiaries as any of the Lenders may from time to time reasonably request.

                  The financial statements of Gannett and its Subsidiaries hereafter delivered to the Lenders pursuant to this Section 5.1 will fairly set forth the financial condition of Gannett and its Subsidiaries as of the dates thereof, and the results of Gannett's and its Subsidiaries' operations for the respective periods stated therein, all in accordance with GAAP.

                  Section 5.2 Payment of Obligations. Duly pay and discharge all
(i) material obligations when due and (ii) taxes, assessments and governmental charges of which Gannett has knowledge assessed against it or against its properties prior to the date on which penalties are attached thereto, unless and only to the extent that such obligations, taxes, assessments or charters are not material or shall be contested in good faith by appropriate proceedings initiated by Gannett.

                  Section 5.3 Books and Records; Inspection Rights. (a) Keep proper books of records and account in which true and correct entries, in all material respects, are made of all dealings in relation to its business and activities and (b) permit any Lender, upon reasonable request, to inspect at all reasonable times its properties, operations and books of account.

                  Section 5.4 Notices of Material Events. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of Gannett or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between Gannett or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on (A) the business, assets, operations or condition, financial or otherwise, of Gannett and its Subsidiaries taken as a whole or (B) the validity or enforceability of this Agreement or the material rights or remedies of the Administrative Agent and the Lenders hereunder; and

                  (c) any other development or event that has had or would have a Material Adverse Effect.

Each notice pursuant to this Section 5.4 shall be accompanied by a statement of an appropriate officer of Gannett setting forth details of the occurrence referred to therein and stating what action is proposed to take with respect thereto.

                  Section 5.5 Existence; Conduct of Business. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation or other transaction permitted under Section 6.2.

                  Section 5.6 Maintenance of Properties; Insurance. (a) Keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  Section 5.7 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not have a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of Gannett and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the material rights or remedies of the Administrative Agent and the Lenders hereunder.

                  Section 5.8 Debt Ratings. With respect to Gannett, use its reasonable best efforts to maintain at all times a senior unsecured long-term debt rating from either S&P or Moody's.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, Gannett covenants and agrees with the Lenders that, it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  Section 6.1 Liens. Create, incur, assume or permit to exist any Lien on any of its properties or assets now owned or hereafter acquired by it, without making provision satisfactory to the Lenders whereby the Lenders obtain an equal and ratable or prior Lien as security for the payment of the Borrowings; or transfer any of its assets for the purpose of subjecting them to the payment of obligations prior in payment to any of its general creditors; or allow any liability of, or claims, or demands against it, or any of its Subsidiaries, to exist for more than 30 days if the liability, claim or demand might by law be given any priority over those of its general creditors; provided, however, that none of the above shall prohibit Gannett or any Subsidiary from creating or allowing any of the following to exist:

                  (a) Liens incurred after the date hereof covering any of Gannett's or its Subsidiaries' properties or assets; provided that the total principal amount of indebtedness of Gannett and its Subsidiaries (on a consolidated basis) secured by all such Liens permitted under this Section 6.1(a) at any time outstanding shall not exceed 50% of Net Property, Plant and Equipment;

                  (b) leases of all types, whether or not such leases constitute leasebacks of property sold or transferred by Gannett or any Subsidiary;

                  (c) pledges and deposits securing the payment of workmen's compensation or insurance premiums, good-faith deposits in connection with tenders, contracts (other than contracts for the payment of borrowed money) or leases, deposits to secure surety or appeal bonds, liens, pledges or deposits in connection with contracts made with or at the request of the United States Government or any agency thereof, or pledges or deposits for similar purposes made in the ordinary course of business;

                  (d) liens securing taxes, assessments or governmental or other charges or claims for labor, materials or supplies which are not delinquent or which are being contested in good faith by appropriate proceedings and liens, restrictions, easements, licenses on the use of property or minor irregularities in the title thereof, which do not, in Gannett's opinion, in the aggregate materially impair their use in Gannett's and its Subsidiaries' business; and

                  (e) Liens on the assets of any Person which becomes a Subsidiary of Gannett after the date of this Agreement to the extent that such liens existed prior to the date of acquisition of such corporation by Gannett; provided that such Liens existed at the time such Person became a Subsidiary of Gannett and were not created in anticipation thereof.

                  Section 6.2 Fundamental Changes. Merge, consolidate, sell, lease, transfer or otherwise dispose of all or substantially all of its assets, unless immediately after giving effect to such transaction, it shall be in compliance with Sections 6.1 and 6.3 hereof and, in the case of a merger or consolidation by Gannett, Gannett shall be the survivor corporation.

                  Section 6.3 Shareholders' Equity. Permit Gannett's Total Shareholders' Equity at any time to be less than $2,500,000,000.

                  Section 6.4 Interest Coverage Ratio. Permit the ratio of Gannett's Consolidated EBITDA to Gannett's Adjusted Consolidated Total Interest Expense at any time to be less than 3.0 to 1.0.

                                  ARTICLE VII

                                Events of Default

                  Section 7.1 Events of Default. The following are Events of
Default:

                  (a) Gannett shall fail to pay when due in accordance with the terms hereof (i) any principal on any Loan and such failure shall have continued for a period of three Business Days or (ii) any interest on any Loan, or any other amount payable hereunder, and such failure shall have continued for a period of five Business Days.

                  (b) Gannett shall (A) default in any payment of principal or of interest on any other obligation for borrowed money in excess of $50,000,000 beyond any grace period provided with respect thereto, or
         (B) default in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause such obligation to be accelerated or become due prior to its stated maturity.

                  (c) Any representation or warranty herein made by Gannett, or any certificate or financial statement furnished by Gannett pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished and Gannett shall fail to take corrective measures satisfactory to the Required Lenders within 30 days after notice thereof to Gannett from any Lender or the Administrative Agent or by Gannett to the Administrative Agent.

                  (d) Gannett shall default in the performance of any other covenant, condition or provision hereof and such default shall not be remedied to the satisfaction of the Required Lenders within a period of 30 days after notice thereof to Gannett from any Lender or the Administrative Agent or by Gannett to the Administrative Agent.

                  (e) Gannett or any Subsidiary with more than $100,000,000 in revenue in the preceding fiscal year (other than Gannett Satellite Information Network, Inc.) shall (A) apply for or consent to the appointment of a receiver, trustee, or liquidator of Gannett, (B) make a general assignment for the benefit of creditors, or (C) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against Gannett in any bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken by Gannett for the purpose of affecting any of the foregoing.

                  (f) An order, judgment or decree shall be entered, without the application, approval or consent of Gannett, by any court of competent jurisdiction, approving a petition seeking reorganization of Gannett or appointing a receiver, trustee or liquidator of Gannett or of all or a substantial part of the assets of Gannett, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety
         (90) consecutive days.

                  (g) One or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against Gannett, any Subsidiary or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or bonded;

         Section 7.2 Remedies. If an Event of Default shall occur and be continuing:

         (a) If an Event of Default specified in Section 7.1(e) or (f) shall occur and be continuing, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable.

         (b) If an Event of Default other than those specified in Section 7.1(e) or (f) shall occur and be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Gannett, declare Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Gannett, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         (c) Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived by Gannett.

         (d) Any Lender giving any notice to Gannett under this Article 7 shall simultaneously give like notice to the Administrative Agent.

                                  ARTICLE VIII

                            The Administrative Agent

         Section 8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         Section 8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         Section 8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Gannett or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of Gannett to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Gannett.

         Section 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Gannett), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         Section 8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or Gannett referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         Section 8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Gannett or any affiliate of Gannett, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Gannett and its affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Gannett and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Gannett or any affiliate of Gannett that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         Section 8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by Gannett and without limiting the obligation of Gannett to do so), ratably according to their respective Aggregate Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         Section 8.8 Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Gannett as though the Administrative Agent were not the Administrative Agent.

With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         Section 8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 15 Business Days' notice to the Lenders and Gannett. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then (a) so long as an Event of Default under Section 7.1(a), 7.1(e) or 7.1(f) with respect to Gannett shall not have occurred and be continuing, Gannett shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to approval by the Required Lenders (which approval shall not be unreasonably withheld, conditioned or delayed) and (b) if an Event of Default under Section 7.1(a), 7.1(e) or 7.1(f) with respect to Gannett shall have occurred and be continuing, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 15 Business Days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         Section 8.10 Co-Syndication Agents and Documentation Agent. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither of the Co-Syndication Agents nor the Documentation Agent shall have any duties or responsibilities hereunder, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either of the Co-Syndication Agents or the Documentation Agent.

                                   ARTICLE IX

                                  Miscellaneous

         Section 9.1 Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and Gannett may, or, with the written consent of the Required Lenders, the Administrative Agent and Gannett may, from time to time, (a) enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of Gannett hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 or extend or increase the Commitment of any Lender, in each case without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Gannett of any of its rights and obligations under this Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Article 8 without the written consent of the Administrative Agent and any other Agent affected thereby; or (v) amend, modify or waive any provision of Section 2.13(a) or (b) without the written consent of each Lender directly affected thereby. Notwithstanding anything to the contrary contained in this Section 9.1, (y) no Five-Year Lender's consent (and, for purposes of determining Required Lenders, the Five-Year Lenders shall not be taken into account) shall be required to (i) extend the 364-Day Termination Date or (ii) change the stated rate of any interest or fee payable hereunder in respect of the 364-Day Facility and (z) no 364-Day Lender's consent (and, for the purposes of determining Required Lenders, the 364-Day Lenders shall not be taken into account) shall be required to (i) extend the Five-Year Termination Date or (ii) change the stated rate of any interest or fee payable hereunder in respect of the Five-Year Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding on Gannett, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, Gannett, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and Gannett (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

         Section 9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Gannett and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Gannett:                                    7950 Jones Branch Road
                                                     McLean, VA  22107
                                                     Attention:  Senior Vice
                                                                 President of
                                                                 Finance and
                                                                 Treasurer
                                                     Telecopy:  703-854-2038
                                                     Telephone:  703-854-6918

         The Administrative Agent:                   Bank of America, N.A.
                                                     901 Main Street, 64th Floor
                                                     Dallas, TX  75202-3748
                                                     Attention:  Pamela Kurtzman
                                                     Telecopy:  214-209-9390
                                                     Telephone:  214-209-0997

                                                     With a copy to:

                                                     Bank of America, N.A.
                                                     901 Main Street, 14th Floor
                                                     Dallas, TX  75202-3748
                                                     Attention:  Agency Services
                                                     Telecopy:  214-209-9421
                                                     Telephone:  214-209-2531

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

         Section 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         Section 9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         Section 9.5 Payment of Expenses and Taxes. (a) Gannett agrees (i) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to Gannett prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (ii) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement of any rights under this Agreement and any such other documents, including the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, and (iii) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against Gannett under this Agreement (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that Gannett shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 9.5(a) shall be payable not later than 10 days after written demand therefor.

         (b) Notwithstanding anything to the contrary in Section 9.5(a), (i) Gannett shall have no such obligation for costs and expenses if Gannett prevails or successfully defeats any enforcement or collection proceedings; and (ii) if, by final adjudication in any proceeding not involving Gannett's bankruptcy, reorganization or insolvency, the Lenders receive less relief than claimed, Gannett's obligation for costs and expenses shall be limited proportionately to the relief granted to the Lenders.

         (c) Gannett agrees to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents.

         (d) If Gannett is required to commence proceedings against any Lender to enforce its Commitment, the Lender will pay Gannett's reasonable costs and expenses (including attorneys' fees) if Gannett succeeds, or a share of such reasonable costs and expenses proportionate to Gannett's recovery if Gannett is only partially successful.

         (e) The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         Section 9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of Gannett, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that Gannett may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender other than any Conduit Lender may, without the consent of Gannett or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement, and Gannett and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by Gannett therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. Gannett agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. Gannett also agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.15, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender other than any Conduit Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of Gannett and the Administrative Agent (which, in each case, shall not be unreasonably withheld, delayed or conditioned), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless otherwise agreed by Gannett and the Administrative Agent, no such assignment to an

Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $10,000,000, in each case except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 9.6, the consent of Gannett shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of Gannett or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this
Section 9.6(c).

         (d) The Administrative Agent shall, on behalf of Gannett, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Gannett, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any promissory notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a promissory note, shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Loan evidenced by a promissory note shall be registered on the Register only upon surrender for registration of assignment or transfer of the promissory note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new promissory notes shall be issued to the designated Assignee.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is a Lender Affiliate of the relevant Assignor), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

         (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to secure obligations to a Federal Reserve Bank in accordance with applicable law; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Gannett, upon receipt of written notice from the relevant Lender, agrees to issue a promissory note to any Lender requiring such a note to facilitate transactions of the type described in paragraph (f) above.

         (h) Each of Gannett, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender.

         Section 9.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefited Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7.2, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Gannett, any such notice being expressly waived by Gannett to the extent permitted by applicable law, upon any amount becoming due and payable by Gannett hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Gannett, as the case may be. Each Lender agrees promptly to notify Gannett and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         Section 9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Gannett and the Administrative Agent.

         Section 9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 9.10 Integration. This Agreement represents the entire agreement of Gannett, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein.

         SECTION 9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         Section 9.12 Submission To Jurisdiction; Waivers. Gannett hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Gannett at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         Section 9.13 Acknowledgements. Gannett hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Gannett arising out of or in connection with this Agreement, and the relationship between Administrative Agent and Lenders, on one hand, and Gannett, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Gannett and the Lenders.

         Section 9.14 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by Gannett pursuant to this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate subject to this Section 9.14, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, provided that such Persons to whom disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential,
(d) upon the request or demand of any Governmental Authority or in response to any order of any court or other Governmental Authority, upon prior written notice to Gannett to the extent reasonably practicable, (e) to the extent required by any Requirement of Law (other than as provided in clause (d) above) or in connection with any litigation or similar proceeding, provided that Gannett shall be promptly notified, to the extent reasonably practicable, prior to any such disclosure so that Gannett may contest such disclosure or seek confidential treatment thereof, (f) that has been publicly disclosed, (g) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (h) in connection with the exercise of any remedy hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                           GANNETT CO., INC.

                                           By: /s/ Gracia C. Martore
                                               ---------------------------------
                                           Title:  Senior Vice President of
                                                   Finance and Treasurer

                                           BANK OF AMERICA, N.A., as
                                           Administrative Agent and a Lender

                                           By: /s/ Pamela S. Kurtzman
                                               ---------------------------------
                                           Title: Principal

                                           JPMORGAN CHASE BANK, as
                                           Co-Syndication Agent and a Lender

                                           By: /s/ David Mallett
                                               ---------------------------------
                                           Title:  Vice President

                                           BANK ONE, NA, as Co-Syndication Agent
                                           and a Lender

                                           By:  /s/ Richard J. Johnsen
                                               ---------------------------------
                                           Title: Managing Director

                                           BARCLAYS BANK PLC, as Documentation
                                           Agent and a Lender

                                           By: /s/ Daniele Iacovone
                                               ---------------------------------
                                           Title: Director

                                           HSBC BANK USA

                                           By:  /s/ R. Mackereth Ruckman
                                               ---------------------------------
                                           Title:  Senior Vice President

                                           FLEET NATIONAL BANK

                                           By:  /s/ Michael M. Dwyer
                                               ---------------------------------
                                           Title:  Vice President

                                           CITIBANK N.A.

                                           By:  /s/ Elizabeth Minnella
                                               ---------------------------------
                                           Title: Director

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION

                                           By:  /s/ Lori A. Ross
                                               ---------------------------------
                                           Title: Vice President

                                           LLOYDS TSB BANK PLC

                                           By:  /s/ Windsor R. Davies
                                               ---------------------------------
                                           Title:  Director, Corporate
                                                   Banking, USA

                                           By:  /s/ Catherine Rankin
                                               ---------------------------------
                                           Title:  Assistant Vice President,
                                                   Corporate Banking, USA

                                           SUNTRUST BANK

                                           By:  /s/ Nancy R. Petrash
                                               ---------------------------------
                                           Title:  Director

                                           THE NORTHERN TRUST COMPANY

                                           By:  /s/ Craig Smith
                                               ---------------------------------
                                           Title:  Vice President

                                           BANK OF HAWAII

                                           By:  /s/ Luke Yeh
                                               ---------------------------------
                                           Title: Vice President

                                           BANK OF TOKYO-MITSUBISHI TRUST
                                           COMPANY

                                           By:  /s/ Pamela Donnelly
                                               ---------------------------------
                                           Title:  Vice President

                                           FIRSTAR BANK, NA

                                           By:  /s/ John Franceschi
                                               ---------------------------------
                                           Title:  Vice President

                                           FIFTH THIRD BANK

                                           By:  /s/ Jeff Assenmacher
                                               ---------------------------------
                                           Title:  Large Corporate Officer

                                           MELLON BANK, N.A.

                                           By:  /s/ Raghunatha Reddy
                                               ---------------------------------
                                           Title:  Lending Officer

                                           FIRST HAWAIIAN BANK

                                           By:  /s/ Jeffrey N. Higashi
                                               ---------------------------------
                                           Title:  Assistant Vice President

                                           ASSOCIATED BANK NATIONAL ASSOCIATION

                                           By:  /s/ Denis F. Hogan
                                               ---------------------------------
                                           Title:  Senior Vice President

                                           HIBERNIA NATIONAL BANK

                                           By:  /s/ Richard D. Larsen
                                               ---------------------------------
                                           Title:  Vice President

                                                                    SCHEDULE 1.1

LENDER                                           364-DAY            FIVE-YEAR
------                                          COMMITMENT          COMMITMENT
                                              --------------      --------------
BANK OF AMERICA, N.A                          $  180,000,000      $  180,000,000

JPMORGAN CHASE BANK                           $  180,000,000      $  180,000,000

BANKONE, NA                                   $  180,000,000      $  180,000,000

BARCLAYS BANK PLC                             $  150,000,000      $  150,000,000

HSBC BANK USA                                 $  112,500,000      $  112,500,000

FLEET NATIONAL BANK                           $  112,500,000      $  112,500,000

CITIBANK N.A                                  $  100,000,000      $  100,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION
                                              $   87,500,000      $   87,500,000
LLOYDS TSB BANK PLC                           $   50,000,000      $   50,000,000

SUNTRUST BANK                                 $   50,000,000      $   50,000,000

THE NORTHERN TRUST COMPANY
                                              $   40,000,000      $   40,000,000
BANK OF HAWAII                                $   25,000,000      $   25,000,000

BANK OF TOKYO-MITSUBISHI TRUST CO
                                              $   25,000,000      $   25,000,000
FIRSTAR BANK, NA                              $   25,000,000      $   25,000,000

FIFTH THIRD BANK                              $   25,000,000      $   25,000,000

MELLON BANK, N.A                              $   12,500,000      $   12,500,000

FIRST HAWAIIAN BANK                           $   10,000,000      $   10,000,000

ASSOCIATED BANK NATIONAL ASSOCIATION
                                              $   10,000,000                  --

HIBERNIA NATIONAL BANK                        $   10,000,000                  --
                                              --------------      --------------

                                              $1,385,000,000      $1,365,000,000

                                                                EXHIBIT A to the
                                                                CREDIT AGREEMENT


                                FORM OF ADDENDUM

                  The undersigned (i) agrees to all of the provisions of the Competitive Advance and Revolving Credit Agreement, dated as of _________, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined unless otherwise defined), among Gannett Co., Inc., the lenders parties thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank and Bank One, NA, as Co-Syndication Agents, and Barclays Bank PLC, as Documentation Agent, and (ii) becomes a party thereto, as a Lender, with a 364-Day Commitment and/or a Five-Year Commitment, as the case may be, as set forth opposite the undersigned Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement.




                                        --------------------------------------
                                        (NAME OF LENDER)




                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:



Dated as of __________, 2002

                                                                EXHIBIT B to the
                                                                CREDIT AGREEMENT


                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Competitive Advance and Revolving Credit Agreement, dated as of ___________, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein are therein defined unless otherwise defined), among Gannett Co., Inc., a Delaware corporation ("Gannett"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank and Bank One, NA, as Co-Syndication Agents, and, Barclays Bank PLC, as Documentation Agent.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Gannett, any of its Subsidiaries or any other obligor or the performance or observance by Gannett, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                  4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent and to Gannett for their consent (if such consent is required) and, if such consent is granted, for acceptance and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  5. Upon such consent, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                                                      Schedule 1


                                                 Percentage Assigned of Facility (set
                            Principal Amount     forth, to at least 8 decimals, as a
Facility Assigned           Assigned             percentage of the aggregate Facility)
--------------------------------------------------------------------------------------
364-Day Facility:           $                                            %

Five-Year Facility:

Incremental Facility:

Effective Date of Assignment:  __________ ___, ______



                                        [Name of Assignor], as Assignor



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:



                                        [Name of Assignee], as Assignee



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:



The undersigned hereby consent to the within assignment:



GANNETT CO., INC.                       BANK OF AMERICA, N.A., as
                                        Administrative Agent


By:                                     By:
     --------------------------------        ---------------------------------
     Name:                                   Name:
     Title:                                  Title:

                                                              EXHIBIT C-1 to the
                                                                CREDIT AGREEMENT


                         FORM OF COMPETITIVE BID REQUEST

Bank of America, N.A., as Administrative
Agent for the Lenders referred to below
901 Main Street, 64th Floor
Dallas, TX   75202-3748
                                                                  _________, ___
Attention:

Dear Sirs:

                  The undersigned, Gannett Co., Inc. ("Gannett"), refers to the Competitive Advance and Revolving Credit Agreement, dated as of __________, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein are therein defined unless otherwise defined), among Gannett, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank and Bank One, NA, as Co-Syndication Agents, and Barclays Bank PLC, as Documentation Agent. Gannett hereby gives you notice pursuant to subsection 2.3(b) of the Credit Agreement that it requests a Competitive Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Loan is requested to be made:

                 (A) Facility under which Competitive
                     Borrowing is to be made                     _______________

                 (B) Borrowing Date                              _______________

                 (C) Principal Amount of Competitive
                     Borrowing(1)                                _______________

                 (D) Interest rate basis(2)                      _______________

                 (E) Interest Period and the last day thereof(3) _______________

----------
(1) Not less than $10,000,000 (and in integral multiples of $1,000,000 in excess thereof) or greater than the excess, if any, of the aggregate 364-Day Commitments, Five-Year Commitments or Incremental Facility Commitments, as applicable, over the aggregate principal amount of all 364-Day Loans, Five-Year Loans or Incremental Loans, as applicable, outstanding immediately prior to the making of such requested Competitive Borrowing.

(2)      Eurodollar Competitive Loan or Fixed Rate Loan.

(3) Which shall be subject to the definition of "Interest Period" and end on or before the 364-Day Termination Date, Five-Year Termination Date or Incremental Facility Maturity Date, as applicable.

                                        Very truly yours,


                                        GANNETT CO., INC.



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                                              EXHIBIT C-2 to the
                                                                CREDIT AGREEMENT


                     FORM OF INVITATION FOR COMPETITIVE BIDS

[Name of Lender]
[Address]
                                                                  _________, ___
Attention:

Dear Sirs:

                  Reference is made to Competitive Advance and Revolving Credit Agreement, dated as of _________, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein are therein defined unless otherwise defined), among Gannett Co., Inc. ("Gannett"), the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank and Bank One, NA, as Co-Syndication Agents, and Barclays Bank PLC, as Documentation Agent. Gannett made a Competitive Bid Request on _________, ____, pursuant to subsection 2.3(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].(1) Your Competitive Bid must comply with subsection 2.3(d) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

                  (A) Facility under which Competitive
                      Borrowing is to be made            _______________________

                  (B) Borrowing Date                     _______________________

                  (C) Principal Amount of Competitive    _______________________
                      Borrowing

                  (D) Interest rate basis(2)             _______________________

                  (E) Interest Period and the last day
                      thereof(3)                         _______________________

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

----------
(1) The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurodollar Competitive Loans, not later than 9:30 A.M. (Dallas, TX time) three Business Days prior to the proposed Borrowing Date, and (ii) in the case of Fixed Rate Loans, not later than 9:30 A.M. (Dallas, TX time) on the proposed Borrowing Date.

(2)      Eurodollar Competitive Loan or Fixed Rate Loan.

(3) Which shall be subject to the definition of "Interest Period" and end on or before the 364-Day Termination Date, Five-Year Termination Date or Incremental Facility Maturity Date, as applicable.

                                                              EXHIBIT C-3 to the
                                                                CREDIT AGREEMENT


                             FORM OF COMPETITIVE BID

Bank of America, N.A., as Administrative
Agent for the Lenders referred to below
901 Main Street, 64th Floor
Dallas, TX   75202-3748
                                                                  _________, ___
Attention:

Dear Sirs:

                  The undersigned, [Name of Lender], refers to the Competitive Advance and Revolving Credit Agreement, dated as of __________, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein are therein defined unless otherwise defined), among Gannett Co., Inc. ("Gannett"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank and Bank One, NA, as Co-Syndication Agents, and Barclays Bank PLC, as Documentation Agent. The undersigned hereby makes a Competitive Bid pursuant to subsection 2.3(d) of the Credit Agreement, in response to the Competitive Bid Request made by Gannett on _________, ___, and in that connection sets forth below the terms on which such Competitive Bid is made:

                 (A) Facility under which Competitive
                     Borrowing is to be made            ________________________

                 (B) Borrowing Date                     ________________________

                 (C) Principal Amount(1)                ________________________

                 (D) Competitive Bid Rate(2)            ________________________

                 (E) Interest Period and the last
                     day thereof                        ________________________

----------
(1) Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000 and may be subject to limitation as to the maximum aggregate principal amount of Competitive Loans for which offers made by such quoting Lender may be accepted. Up to five separate offers may be included with respect to each Interest Period.

(2) i.e., Eurodollar Rate + or - __%, in the case of Eurodollar Competitive Loans or __%, in the case of Fixed Rate Loans, in each case specified in increments of 1/10,000th of 1%.

                  The undersigned hereby confirms that the above offer(s) are irrevocable and that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to Gannett upon acceptance by Gannett of this bid in accordance with subsection 2.3(f) of the Credit Agreement.


                                        Very truly yours,


                                        [NAME OF LENDER]



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                                              EXHIBIT C-4 to the
                                                                CREDIT AGREEMENT


                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

                                                                  _________, ___

Bank of America, N.A., as Administrative
Agent for the Lenders referred to below
901 Main Street, 64th Floor
Dallas, TX   75202-3748

Attention:

Dear Sirs:

                  The undersigned, Gannett Co., Inc. ("Gannett"), refers to the Competitive Advance and Revolving Credit Agreement, dated as of _________, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein are therein defined unless otherwise defined), among Gannett, the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank and Bank One, NA, as Co-Syndication Agents, and Barclays Bank PLC, as Documentation Agent.

                  In accordance with subsection 2.3(e) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated _________, ___ and in accordance with subsection 2.3(f) of the Credit Agreement, we hereby accept the following bids:

Principal Amount                Fixed Rate/Margin            Maturity Date                Lender
----------------                -----------------            -------------                ------
$                               [%]/[+/-.__%]

We hereby reject the following bids:

Principal Amount                Fixed Rate/Margin            Maturity Date                Lender
----------------                -----------------            -------------                ------
$                               [%]/[+/-.__%]

                  The $                should be deposited in Bank of America,
N.A. account number [          ] on [date].

                  Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, Gannett shall be deemed to have represented and warranted that the conditions to lending specified in Article IV of the Credit Agreement have been satisfied.


                                        Very truly yours,


                                        GANNETT CO., INC.



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                                              EXHIBIT D-1 to the
                                                                CREDIT AGREEMENT


                          FORM OF NEW LENDER SUPPLEMENT

                  SUPPLEMENT, dated _________________, to the Competitive Advance and Revolving Credit Agreement, dated as of ________, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein are therein defined unless otherwise defined), among Gannett Co., Inc., a Delaware corporation ("Gannett"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank and Bank One, NA, as Co-Syndication Agents, and Barclays Bank PLC, as Documentation Agent.

                              W I T N E S S E T H :

                  WHEREAS, the Credit Agreement provides in Section 2.1(e) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement in connection with any transaction described in Section 2.1(d) thereof with the consent of Gannett and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to Gannett and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

                  WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

                  1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by Gannett and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with [364-Day Commitments of $________________] [Five-Year Commitments of $__________________]
         [Incremental Facility Commitments of  $____________].


                  2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to
         Section 2.15(d) of the Credit Agreement.

                  3. The undersigned's address for notices for the purposes of the Credit Agreement is as follows:

                     -------------------------------------

                     -------------------------------------

                     -------------------------------------


                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.


                                        [INSERT NAME OF LENDER]



                                        By:
                                            ----------------------------------
                                            Title:

Accepted this _____ day of
_________, ___.

GANNETT CO., INC.



By
    --------------------------------
     Title:

Accepted this _____ day of
_________, ___.

BANK OF AMERICA, N.A.,
as Administrative Agent



By
    --------------------------------
     Title:

                                                              EXHIBIT D-2 to the
                                                                CREDIT AGREEMENT


                 FORM OF INCREMENTAL FACILITY ACTIVATION NOTICE

To:      BANK OF AMERICA, N.A.,
         as Administrative Agent under the Credit Agreement referred to below

                  Reference is hereby made to the Competitive Advance and Revolving Credit Agreement, dated as of _____________, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein are therein defined unless otherwise defined), among Gannett Co., Inc., a Delaware corporation ("Gannett"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank and Bank One, NA, as Co-Syndication Agents, and Barclays Bank PLC, as Documentation Agent.

                  This notice is an Incremental Facility Activation Notice referred to in the Credit Agreement, and Gannett and each of the Lenders party hereto hereby notify you that:

                  1. Each Lender party hereto agrees to make or increase the amount of its [364-Day Commitment] [Five-Year Commitment] [Incremental Facility Commitment] as set forth opposite such Lender's name below under the caption "Incremental Facility Amount".

                  2.       The Incremental Facility Closing Date is ______.

                  [3.      The Incremental Facility Maturity Date is ____.]


                                        GANNETT CO., INC.



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

Incremental Facility Amount             [NAME OF LENDER]

$

                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

CONSENTED TO:

BANK OF AMERICA, N.A.,
as Administrative Agent



By
     -----------------------------
     Name:
     Title:

                                                                EXHIBIT E to the
                                                                CREDIT AGREEMENT


                          FORM OF EXEMPTION CERTIFICATE

                  Reference is made to the Competitive Advance and Revolving Credit Agreement, dated as of ______________, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein are therein defined unless otherwise defined), among Gannett Co., Inc., a Delaware corporation ("Gannett"), the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank and Bank One, NA, as Co-Syndication Agents, and Barclays Bank PLC, as Documentation Agent. [Name of Non-U.S. Person] (the "Lender") is providing this certificate pursuant to subsection 2.15(d) of the Credit Agreement. The Lender hereby represents and warrants that:

                  1. The Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

                  2. The Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Lender represents and warrants that:

                           (a)      the Lender is not subject to regulatory or
other legal requirements as a bank in any jurisdiction; and

                           (b)      the Lender has not been treated as a bank
for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

                  3. The Lender meets all of the requirements under Code Section 871(a) or 881(c) to be eligible for a complete exemption from withholding of taxes on interest payments made to it under the Credit Agreement (i.e., Gannett will not be required to withhold any amounts under U.S. tax law with respect to such interest payments), including without limitation that it is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Gannett and is not a controlled foreign corporation related to Gannett (within the meaning of Section 864(d)(4) of the Code).

                  4. The Lender shall promptly notify Gannett and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the __day of ______________, ____.


                                        [NAME OF LENDER]



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                                                EXHIBIT F to the
                                                                CREDIT AGREEMENT


                      FORM OF OPINION OF NIXON PEABODY LLP

                        [Letterhead of Nixon Peabody LLP]



                                                                       [DATE]


To the Lenders parties to the Competitive Advance and Revolving Credit Agreement dated as of _____________, 2002 among Gannett, the Lenders, the Administrative Agent, the Co-Syndication Agents and the Distribution Agent

Ladies and Gentlemen:

         We are counsel to Gannett Co., Inc., a Delaware corporation ("Gannett"), and as such we are familiar with the Competitive Advance and Revolving Credit Agreement dated as of __________, 2002, among Gannett, the several lenders from time to time parties thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), JPMorgan Chase Bank and Bank One, NA, as Co-Syndication Agents, and Barclays Bank PLC, as Documentation Agent (the "Credit Agreement"), relating to Gannett's borrowing of initially up to $2,750,000,000. Capitalized terms defined in the Credit Agreement are used herein with the respective meanings assigned to such terms in the Credit Agreement.

         In connection with this opinion, we have examined, among other documents, an executed copy of the Credit Agreement and Gannett's Restated Certificate of Incorporation, as amended, and By-laws, as amended. Subject to the assumptions and qualifications contained herein, we also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, and made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below. We also have relied upon certificates and other documents from public officials.

         In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the legal capacity of natural persons, and the genuineness of all signatures on such originals or copies.

         We express no opinion herein as to (i) any provisions of the Credit Agreement which provide for indemnification, waiver or release to the extent such provisions may be limited or rendered, unenforceable, in whole or in part, by securities laws, criminal statutes or other laws or the policies underlying such laws and by the effect of general rules of contract law that limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification for liability for action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or (ii) the waiver of inconvenient forum or any claim that venue is improper or provisions relating to subject matter jurisdiction of the courts set forth in the Credit Agreement.

         The phrase "to our knowledge," when used herein, means that our opinion is based solely on matters within the actual knowledge of attorneys in the firm who have been involved in the preparation of this opinion and the Credit Agreement.

         Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and, we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

         Based upon and subject to the foregoing and the other assumptions and qualifications contained herein, we are of the opinion that:

         1. Gannett is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to do business as a foreign corporation, and Gannett is in good standing in all states in which it owns substantial properties or in which it conducts substantial business or in which qualification is necessary in order that the business or financial condition of Gannett and its Subsidiaries, taken as a whole, be not Materially adversely affected.

         2. To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting Gannett or any of its Subsidiaries in or before any court or foreign or domestic government instrumentality, and neither Gannett nor any of its Subsidiaries are in default in respect of any order of any such court or governmental instrumentality which, in any such case, in the opinion of Gannett, are Material.

         3. Neither the execution and delivery of the Credit Agreement, the consummation of the transactions therein contemplated nor compliance with the terms and provisions thereof will conflict with or result in breach of any of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws, as amended, of Gannett or, to our knowledge and based on reasonable inquiries made of corporate officers of any law or of any regulation or order of any court or governmental instrumentality or any material agreement or instrument by which Gannett is bound or constitute a default thereunder or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever not permitted under Section 6.1 of the Credit Agreement upon any of the property of Gannett.

         4. The execution and delivery of the Credit Agreement and the making of all Borrowings contemplated or permitted by the provisions thereof have been duly authorized by all necessary corporate action on the part of Gannett; and the Credit Agreement has been duly and validly executed and delivered by Gannett. The Credit Agreement constitutes a valid and legally binding agreement of Gannett enforceable in accordance with its terms and the Borrowings when duly made, will constitute valid and legally binding obligations of Gannett enforceable in accordance with the terms thereof and of the Credit Agreement, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights or contractual obligations generally.

         In rendering the foregoing opinions, we have relied upon the certificates of officers of Gannett as to (i) the nature and location of the property of Gannett, (ii) the agreements and instruments to which Gannett and/or its Subsidiaries is a party which are material, and (iii) the existence of Material pending or threatened actions, suits or proceedings or orders of any court or governmental instrumentality and other information from such officers. We have not independently investigated or verified the information represented in such certificates or so provided to us and do not opine as to the accuracy thereof.


                                              Very truly yours,

                                                                EXHIBIT G to the
                                                                CREDIT AGREEMENT


                         FORM OF COMPLIANCE CERTIFICATE

         [USE FOR QUARTERLY REPORT]         The undersigned, an officer of Gannett Co., Inc.
                                            ("Gannett"), has executed this Certificate on behalf of
                                            Gannett pursuant to Section 5.1(a) of the Competitive
                                            Advance and Revolving Credit Agreement, dated as of
                                            __________, 2002 (the "Agreement"), among Gannett, the
                                            several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as
                                            Administrative Agent, JPMorgan Chase Bank and Bank One, NA,
                                            as Co-Syndication Agents, and Barclays Bank PLC, as
                                            Documentation Agent.  The undersigned has reviewed Gannett's activities during the preceding fiscal quarter, which has
                                            consisted solely of a review of the unaudited consolidated financial statements of Gannett for said fiscal quarter.

         [USE FOR ANNUAL REPORT]            The undersigned, an officer of Gannett Co., Inc. ("Gannett")
                                            has executed this Certificate on behalf of Gannett pursuant to Section 5.1(b) of the Competitive Advance and Revolving
                                            Credit Agreement, dated as of _____________, 2002 (the
                                            "Agreement"), among Gannett, the several banks and other
                                            financial institutions or entities from time to time parties thereto, Bank of America, N.A., as Administrative Agent,
                                            JPMorgan Chase Bank and Bank One, NA, as Co-Syndication
                                            Agents, and Barclays Bank PLC, as Documentation Agent.  The
                                            undersigned has reviewed the activities of Gannett and its
                                            Subsidiaries during the preceding fiscal year, which has
                                            consisted solely of a review of the audited consolidated
                                            financial statements of Gannett for said fiscal year.

         [USE FOR QUARTERLY AND
         ANNUAL REPORT]                     At __________ the Total Shareholders' Equity is __________.

                                            At __________ the Interest Coverage Ratio for purposes of
                                            Section 6.4 of the Agreement is __________ based on the
                                            following:  Consolidated EBITDA of __________ and Adjusted
                                            Consolidated Total Interest Expense of  ___________.

         The undersigned hereby CERTIFIES THAT, based upon the review described above and a review of the Agreement, nothing came to the undersigned's attention which caused the undersigned to believe that (i) Gannett has not fulfilled all of its obligations under the Agreement or (ii) there has occurred an Event of Default as defined in said Agreement, or any condition, event or act, which with notice or lapse of time or both, would constitute an Event of Default, which has not been cured pursuant to the provisions of the Agreement.


                                        GANNETT CO., INC.



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title: